PURCHASE AND SALE AGREEMENT
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     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of the _____ day of August, 2000, by and between Saxton Incorporated, a Nevada corporation ("Seller"), and Affordable Housing Acceptance L.L.C. dba The Platinum Investment Group (a licensed Mortgage Broker) ("Buyer"). Subject to the terms and conditions set forth herein, the parties agree as follows:

                                    RECITALS

     A. Seller owns 100% of the outstanding capital stock of the Homebanc Mortgage Corporation, an Arizona corporation ("Homebanc").

     B. Seller desires to discontinue the operations of Homebanc and sell the fixed assets of Homebanc to Buyer.

     C. Buyer desires to purchase the fixed assets of Seller and assist Seller in the wind-up of the Homebanc operations.

     NOW, THEREFORE, in consideration of the promises and mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.     The  Acquisition.  Subject to the terms and conditions of this Agreement,
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Buyer  shall  acquire  the  fixed  assets and Mortgage Pipeline of Homebanc (the
"Assets")  as  listed  on  Exhibit  A  hereto.

2.     Purchase  Price.  The  Purchase  Price  for  the  Assets  shall be Twelve
       ---------------
Thousand  Dollars  ($12,000.00).  The  Purchase  Price shall be paid as follows:

     a. Upon execution of this Agreement, Buyer shall pay to Seller in immediately available funds, the sum of Eight Thousand Dollars ($8,000.00); and

     b. The balance shall be paid to Seller in two (2) monthly payments of Two Thousand Dollars ($2,000.00) each payable on August 1, 2000 and September 1, 2000.

     c.  Buyer  agrees to  sublease  the  Lease  Space on the terms set forth in
     Section 4(b), hereof.

     d. Buyer agrees to forego any salary or other compensation from Seller after August 1, 2000.

3.     Title  to the Assets.  Seller shall convey all rights, title and interest
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in  and  to  the  Assets  to  Buyer,  free and clear of all encumbrances, liens, property,  taxes,  and  assessments.


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4.     Discontinuation  of  Operations.
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     a.  Employees.  Effective  August  1,  2000,  Seller  shall  terminate  the
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     employment of all Homebanc employees,  save and except Buyer, who agrees to forego any salary or other compensation during the remaining term of his employment with Homebanc. Seller hereby grants Buyer the right to negotiate
     with  the  Homebanc   employees  about  possible   employment  with  Buyer.
     Notwithstanding the above, Homebanc Mortgage will pay commissions earned in July and payable August 31,2000 (attached as Exhibit B) from current operating account.

     b. Lease Space.  Effective  immediately,  Seller shall seek to sublease the
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     Homebanc  office  space  otherwise  known as Suite 380,  located at 2111 E.
     Highland, Phoenix, Arizona (the "Lease Space"). Until Seller enters into such a sublease, Seller shall sublease the Lease Space to Buyer at the lease rate of $2,500.00/month. Seller shall give Buyer notice of a sublease as soon as practicable in order to afford Buyer with as much notice to vacate as possible.

     c. Operating Funds. Effective immediately,  Seller shall take possession of
        ---------------
     any and all cash or other funds held by Homebanc, estimated at Fifty Eight Thousand Dollars ($58,000.00).

     d.  Accounts  Payable.  Seller  shall be  liable  for any and all  accounts
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     payable and/or expenses  incurred by or on behalf of Homebanc  through July
     31, 2000. Any and all accounts payable and/or expenses incurred by or on behalf of Homebanc on or after August 1, 2000, shall be the sole and exclusive liability of Buyer.

     e.  Accounts  Receivable.  Seller  shall be entitled to receive any and all
         --------------------
     accounts receivable and/or proceeds received by Homebanc through July 31, 2000. Any and all accounts receivable and/or proceeds received by Homebanc on or after August 1, 2000, shall be the property of Buyer.

     f.  Continuing  Operations  of  Homebanc.  Until the Homebanc  Closing,  as
         ------------------------------------
     defined herein, Buyer shall provide to Seller, on or before the 5th day of each month, a monthly financial statement of the Homebanc operations in such form and with such content as is deemed reasonable by Seller.

     g. Buyer's FHA  Licensing.  Buyer hereby  represents and warrants that upon
        ----------------------
     execution of this Agreement, Buyer will actively pursue obtaining his FHA license ("Buyer's License"). Buyer shall provide proof to Seller of Buyer's application for Buyer's License on or before September 15, 2000.

     h. Homebanc Trust Account.  The Homebanc Trust Account,  otherwise known as
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     Account No.  6315702880,  with Wells Fargo Bank,  shall be  transferred  to
     Buyer upon Buyer obtaining Buyer's License. Until such transfer has been consummated, Buyer shall continue to have sole access to the Trust Account as the Responsible Party under the Homebanc license. All records, checks and account information shall be in the possession of Buyer as responsible party.


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     i. Cessation of Operations.  Upon Buyer obtaining  Buyer's License,  Seller
        ------------------------
     shall cease operations of Homebanc (the "Homebanc Closing"), but in no event shall the Homebanc Closing occur after November 1, 2000, irregardless of whether or not Buyer has obtained Buyer's License.

     j. Buyer's  Indemnification of Seller.  During Buyer's continued employment
        ----------------------------------
     with Homebanc and until the Homebanc Closing, Buyer shall indemnify and hold Seller harmless from and against any and all liability associated with or resulting from Buyer's operation of Homebanc.

5.     Fees.  Each  party shall bear its own legal and accounting fees and other
       ----
expenses  relating  to  this  transaction.

6.     No  Brokers.  Each  party  represents  and  warrants to the other that no
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broker,  finder  or middleman has been engaged by such party or is acting on its behalf  in  connection  with  this  transaction.

7.     Governing  Law.  This  Letter  shall  be  governed  by  and  construed in
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accordance with the laws of the State of Nevada without regard to or application of  choice  of  law  rules  or  principals.

8.     Venue.  The parties agree that any action or proceeding arising out of or
       -----
relating to this Letter shall be commenced in a state or federal court of or in Clark County, Nevada, which the parties agree shall be the sole and exclusive venue.

9.     Litigation.  If any litigation or other proceeding between the parties is
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commenced  in  connection with or related to this Letter, the losing party shall pay the reasonable attorneys' fees and costs and expenses of the prevailing party incurred in connection therewith.

10.     Disclosure.  Without  the  prior  written  consent  of  the other party,
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neither  Seller nor Buyer will make any public disclosure of or relating to this
Letter  or  the  transactions  contemplated  hereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SAXTON  INCORPORATED,                      Affordable  Housing  Acceptance,  LLC
a Nevada Corporation                       dba, The  Platinum Investment Group

By:  __________________________            ________________________________
     James  C.  Saxton,  CEO               William  Cheatham


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